Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Amendment No.1 to the Registration Statement on Form S-1 of Better Choice Company, Inc. dated February 16, 2021, of our report, dated August 21, 2019, on the financial statements of Halo, Purely for Pets, Inc.

We also consent to the reference of our firm under the caption “Experts” in the Registration Statement.

/s/ Warren Averett, LLC

Warren Averett, LLC
Tampa, Florida
February 16, 2021